Exhibit 23.01

                                 [Letter Head]

September 27, 2004

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Consent to be named in the Form SB-2 Registration Statement for the registration of 448,009 shares of common stock of DataPoint Corporation, a Utah Corporation (the Registrant).

Ladies and Gentlemen:

We hereby consent to the use of our report for the year ended December 31, 2003, dated July 15, 2004, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

Sincerely,

/s/ Mantyla McReynolds
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Mantyla McReynolds